                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
/X/  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to
     sec. 240.14a-11(c) or sec. 240.14a-12

                         PORTLAND GENERAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                           [PORTLAND GENERAL LOGO]


                            ONE WORLD TRADE CENTER
                             121 SW SALMON STREET
                            PORTLAND, OREGON 97204

Dear Common Shareholder:

     You are cordially invited to attend Portland General Corporation's Annual Meeting of Shareholders. The meeting will be held:

                     Tuesday, May 2, 1995 - 1:30 p.m.
                     Portland General Electric Company
                     Western Region Center
                     14655 SW Old Scholls Ferry Road
                     Beaverton, Oregon 97007

     Please refer to page 19 for a map and directions to the meeting.

     The Notice of Annual Meeting of Shareholders and Proxy Statement for Portland General Corporation follow. Even if you plan to attend the Annual Meeting in person, it is extremely important that you return the enclosed Proxy Card to ensure that your shares are voted at the meeting. Please MARK, DATE, SIGN, AND RETURN your Proxy Card promptly in the enclosed postage-paid envelope.

     The Directors, officers, and employees of Portland General Corporation look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ KEN L. HARRISON

                                          Ken L. Harrison
                                          Chairman of the Board and
                                          Chief Executive Officer

                           [PORTLAND GENERAL LOGO]


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 2, 1995

To the Shareholders:

     You are invited to be present, either in person or by proxy, at the Annual Meeting of Shareholders of Portland General Corporation to be held on Tuesday, May 2, 1995 at 1:30 p.m. to take action on:

     1. Election of Four Class III members of the Board of Directors to hold office until the 1998 Annual Meeting or until their successors are elected and qualified.

     2. Ratification of the appointment of Arthur Andersen LLP as independent public accountants for the year 1995.

     3. A shareholder proposal to require that new independent public accountants be appointed every four years commencing 1996.

     4. Any other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record of Common Stock at the close of business on March 14, 1995 will be entitled to notice of and to vote on these items at the Annual Meeting. If you have shares registered in the name of a brokerage firm or trustee and plan to attend the meeting, please obtain from the firm or trustee a letter, account statement, or other evidence of your beneficial ownership of those shares to facilitate your admittance to the meeting. The stock transfer books will not be closed.

     Shareholders planning to attend the meeting in person are requested to arrive shortly after 1:00 p.m. This will permit registration and admittance in ample time to begin the meeting promptly at 1:30 p.m.

Portland, Oregon
March 31, 1995

                                              By Order of the Board of Directors
                                                               LEONARD A. GIRARD
                                                          Senior Vice President,
                                                  General Counsel, and Secretary

-------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT

Your vote is important, regardless of the number of shares you own, and is necessary to ensure a quorum for the meeting. Therefore, whether you expect to attend the meeting in person or not, please mark, date, sign, and return your Proxy Card promptly in the enclosed postage-paid envelope. This will also help expedite the counting of votes. If you attend the meeting and prefer to vote in person, you may revoke your proxy.

-------------------------------------------------------------------------------

                                PROXY STATEMENT
                                       OF
                          PORTLAND GENERAL CORPORATION
                         (FIRST MAILED MARCH 31, 1995)

                                    GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Portland General Corporation ("Portland General" or "Company"), an Oregon corporation, for use at the Annual Meeting of Shareholders to be held Tuesday, May 2, 1995, and any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

     To ensure that your shares will be voted, please mark, sign, and return the form of proxy enclosed with this Proxy Statement. Shareholders who execute proxies may revoke them before they are voted by attending the meeting and voting in person, by providing a written notice of revocation, or by returning a duly executed proxy bearing a later date to the Company's Transfer Agent, First Chicago Trust Company of New York, PO Box 8626, Edison, NJ 08818-9133. All valid proxies received, unless revoked, will be voted at the meeting as directed by the shareholder. If no direction is given, proxies received will be voted FOR the Directors who are up for election, FOR the ratification of the appointment of Arthur Andersen LLP as independent public accountants for the year 1995, and AGAINST the Shareholder proposal to replace the Company's independent public accountants every 4 years.

     Solicitation of proxies will be primarily by mail. Directors, officers, and employees of Portland General or its subsidiaries, or of its Transfer Agent, may also solicit proxies by telephone, by mail, and in person. In addition, Portland General has engaged Beacon Hill Partners, Inc. at a cost of $4,500.00, plus reasonable out-of-pocket expenses, to solicit proxies in the same manner. The expenses of solicitation, including the cost of preparing and mailing this Proxy Statement and enclosures, will be paid by Portland General. Solicitation costs will include reimbursement to brokerage firms and others for their reasonable expenses in forwarding material to beneficial owners of stock, in accordance with the New York Stock Exchange schedule of charges.

     A copy of Portland General's 1994 Annual Report accompanies this Notice and Proxy Statement or was previously mailed under separate cover beginning on or about March 31, 1995.

                                     VOTING

     Only holders of Common Stock of record at the close of business on March 14, 1995 will be entitled to notice of and to vote at the meeting, either in person or by proxy. On that date, Portland General had 50,611,832 shares of Common Stock issued and outstanding, including shares owned beneficially by participants in the Dividend Reinvestment and Optional Cash Payment Plan, the Employee Stock Purchase Plan, and the Retirement Savings Plan. Each share outstanding is entitled to one vote.

     A majority of the shares of Common Stock outstanding must be represented at the meeting, in person or by proxy, to constitute a quorum for the transaction of business. Under Oregon law a favorable vote by a plurality of shares of Common Stock voting on the Directors is required to elect the Directors, and a favorable vote by a majority of shares of Common Stock voting is required to ratify the appointment of the independent public accountants and to approve the shareholder proposal. Abstentions and broker non-votes are counted in determining if a quorum exists, but are not counted in determining the outcome of the vote for the election of Directors, the ratification of the appointment of independent auditors, or the shareholder proposal.

             NOTE TO PARTICIPANTS IN THE DIVIDEND REINVESTMENT AND OPTIONAL CASH PAYMENT PLAN AND EMPLOYEE BENEFIT PLANS

     The enclosed proxy includes power to vote the number of shares of Common Stock registered in your name, according to the books of Portland General's Transfer Agent, and the number of shares of Common Stock beneficially owned by you in the Dividend Reinvestment and Optional Cash Payment Plan ("DRP"). In addition, if you are a participant in the Retirement Savings Plan ("RSP") or the Employee Stock Purchase Plan ("ESPP"), the proxy also serves as your voting instructions to the Trustee and Plan Administrator of those plans to vote the shares of Common Stock beneficially owned by you in those Plans.

     Portland General will mail this Proxy Statement and a proxy to all persons who, according to the books of Portland General's Transfer Agent and the books of the Trustee and Plan Administrator of the RSP and ESPP, beneficially hold shares of Common Stock in the DRP, RSP or ESPP.

                             ELECTION OF DIRECTORS

     The four Class III Directors elected at this Annual Meeting will serve a three-year term ending at the time of the Annual Meeting in 1998, or until their successors are elected and qualified.

     In the absence of contrary instruction, it is the intention of the persons named in the proxy to vote such proxy FOR the persons listed, all of whom are presently members of the Board of Directors. Should any nominee be unable to serve, the persons named in the proxy will have discretionary authority to nominate and vote for a suitable substitute or substitutes.

     Except as specifically noted, each Director and nominee has been employed for more than five years in the capacity indicated. No family relationships exist among the Directors, nominees, or Portland General's officers.

                        NAME, AGE, PRINCIPAL OCCUPATION
                          AND OTHER DIRECTORSHIPS (1)
--------------------------------------------------------------------------------

                                   CLASS III
       (NOMINEES FOR ELECTION FOR A TERM OF THREE YEARS EXPIRING IN 1998)

GWYNETH GAMBLE BOOTH, age 58.                            Director since 1981 (2)
     Ms. Booth is a television producer/reporter, media consultant, and community activist. She is also Chairman of the Board of Neighborhood Partnership Fund of Oregon Community Foundation. (3)

PETER J. BRIX, age 58.                                   Director since 1983 (2)
     Mr. Brix is President, Hayden Investment Corporation, a marine transportation and petroleum sales and investments company located in Portland, Oregon. He was Chairman of the Board and Chief Executive Officer, Brix Maritime Company until September 1993. Mr. Brix is also a Director of Idaho Forest Industries; a Trustee of Willamette University; and a Director of Totem Resources Corporation.

JOHN W. CREIGHTON, age 62.                                   Director since 1990
     Mr. Creighton is President, Chief Executive Officer and a Director, Weyerhaeuser Company, a forest products company located in Tacoma, Washington. Mr. Creighton is also a Director of Washington Energy Company; MIP Properties, Inc.; and Quality Food Centers, Inc.

                        NAME, AGE, PRINCIPAL OCCUPATION
                          AND OTHER DIRECTORSHIPS (1)
--------------------------------------------------------------------------------

RANDOLPH L. MILLER, age 47.                                  Director since 1987
     Mr. Miller is President, Milcor, Inc., dba The Moore Company, a wholesale distributor of consumer electronics, computer and office products, and appliances located in Portland, Oregon. Mr. Miller is also a Director of the Automobile Association of America, Oregon and Vice Chairman of the National Computing Technology Industry Association.

                                    CLASS II
                            (TERM EXPIRING IN 1997)

CAROLYN S. CHAMBERS, age 63.                                 Director since 1993
     Ms. Chambers is President and Chief Executive Officer, Chambers Communication Corporation, a television and broadcasting company located in Eugene, Oregon. Ms. Chambers is also a Director of U.S. National Bank of Oregon; Chambers Construction Company; Sacred Heart General Hospital Medical Services Organization; McKenzie River Motors; University of Oregon Foundation; and C-Span.

KEN L. HARRISON, age 52.                                     Director since 1987
     Mr. Harrison is Chairman of the Board and Chief Executive Officer, Portland General and Portland General Electric Company, and President of Portland General.

WARREN E. McCAIN, age 69.                                    Director since 1989
     Mr. McCain has served since February 1991 as a Director and Chairman of the Executive Committee of Albertson's, Inc., a retail food and drug chain headquartered in Boise, Idaho and operating in 17 western and southern states. He is a retired Chairman of the Board and Chief Executive Officer, Albertson's, Inc. Mr. McCain is also a Director of West One Bancorp; and Pope & Talbot, Inc.

JEROME J. MEYER, age 57.                                     Director since 1993
     Mr. Meyer is Chairman and Chief Executive Officer and a Director, Tektronix Inc., an electronics manufacturer located in Wilsonville, Oregon. Prior to joining the electronics firm in November 1990, he served as President of Honeywell, Inc.'s Industrial Group in Minneapolis, Minnesota. Mr. Meyer is also a Director of Oregon Joint Graduate School of Engineering; Solutronix, Inc.; Esterline Technologies; and Oregon Business Council.

                                    CLASS I
                            (TERM EXPIRING IN 1996)

JERRY E. HUDSON, age 57.                                 Director since 1984 (2)
     Dr. Hudson is President, Willamette University, Salem, Oregon.

RICHARD G. REITEN, age 55.                                   Director since 1990
     Mr. Reiten has served as President and Chief Operating Officer, Portland General Electric Company, since August 1992. From January 1989 until August 1992 he was President, Portland General. Mr. Reiten is also a Director of West One Bank, Oregon; West One Bank, Oregon, S.B.; and Blue Cross Blue Shield, Oregon.

                        NAME, AGE, PRINCIPAL OCCUPATION
                          AND OTHER DIRECTORSHIPS (1)
--------------------------------------------------------------------------------

BRUCE G. WILLISON, age 46.                                   Director since 1989
     Mr. Willison has served as Chairman, President, Chief Executive Officer and a Director, First Interstate Bank of California, a subsidiary of First Interstate Bancorp, Los Angeles, California, since January 1991. Mr. Willison served as Chairman of the Board, Chief Executive Officer and a Director, First Interstate Bank of Oregon, N.A., Portland, Oregon from July 1986 to January 1991.
---------------

(1) All Directors of Portland General are also Directors of Portland General Electric Company, a wholly owned subsidiary of Portland General.

(2) Includes time served on the Board of Portland General Electric Company prior to the formation of Portland General in 1985.

(3) During 1994, Portland General and its subsidiaries retained the legal services of Tonkon, Torp, Galen, Marmaduke & Booth. Ms. Booth's husband is a partner in that firm. Portland General and its subsidiaries have retained that firm for services to be rendered in 1995 and may retain the firm in the future.

                   BOARD OF DIRECTORS AND COMMITTEE MEETINGS

     The Board of Directors has established standing audit, compensation and nominating committees. The names of these committees, their current membership, and a brief statement of their principal responsibilities are presented below.

MEETINGS OF THE BOARD OF PORTLAND GENERAL DURING 1994

     During 1994, the Board of Directors of Portland General held six meetings. All Directors attended 75 percent or more of the aggregate of the meetings of the Board and the Committees on which they serve, except Mr. Creighton, who attended 69 percent.

BOARD COMMITTEES

     The Audit Committee held three meetings during 1994. Functions of this Committee are to ensure adequate, appropriate, and responsive auditing services; recommend independent auditors; review financial statements; review the effectiveness of existing systems of control; review reports issued by the Internal Audit Department; review policies concerning business practices; and undertake other responsibilities deemed appropriate by the Board of Directors. The members of this Committee are Bruce G. Willison, Chair; John W. Creighton; Jerome J. Meyer; and Randolph L. Miller.

     The Human Resources Committee held four meetings in 1994. Functions of this Committee are to advise the Board of Directors on executive and employee compensation and benefit plans, establish investment policy for certain employee benefit trusts, and address other related matters. The members of this Committee are Warren E. McCain, Chair; Gwyneth Gamble Booth; John W. Creighton; Jerome J. Meyer; and Randolph L. Miller.

     The Nominating Committee did not hold any meetings during 1994. Functions of this Committee are to plan for, identify, evaluate, and recommend candidates for vacancies on the Board of Directors. The members of this Committee are Jerry
E. Hudson, Chair; Peter J. Brix; Warren E. McCain; and Richard G. Reiten.

     Under the Bylaws, to nominate a Director at the Annual Meeting a shareholder must give written notice of intent to make the nomination either by personal delivery or by mail, to the Secretary, not later than 90 days prior to the anniversary date of the immediately preceding Annual Meeting. Each notice must include: (a) the name and address of the shareholder making the nomination and the nominee; (b) a representation that the shareholder is a holder of record of Common Stock and intends to appear in person or by proxy at the meeting to make the nomination; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other persons (naming them) pursuant to which the nomination is to be made; (d) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and
(e) the consent of each nominee to serve as a Director if elected. Unless this procedure has been followed, the presiding officer of the meeting may refuse to acknowledge the nomination. There is no formal procedure if a shareholder merely wants to submit a recommendation to the Company for consideration.

              SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The shares of Common Stock beneficially owned by each Director, the executive officers named in the table on page 11, and all Directors and executive officers of the Company as a group as of January 31, 1995 are given in the following table. No Director or executive officer owns more than 1 percent of the outstanding shares of Common Stock.

                         AMOUNT AND NATURE
 NAME OF BENEFICIAL        OF BENEFICIAL
        OWNER                OWNERSHIP
---------------------    -----------------
Gwyneth Gamble Booth           8,167(1)(3)
Peter J. Brix                 10,354(1)
Carolyn S. Chambers            2,415(1)
John W. Creighton              5,552(1)
Ken L. Harrison               29,965(2)(4)
Jerry E. Hudson                6,447(1)
Warren E. McCain               6,790(1)
Jerome J. Meyer                2,415(1)
Randolph L. Miller             8,803(1)
Richard G. Reiten             19,253(2)(4)
Bruce G. Willison              6,894(1)
Richard E. Dyer               12,216(2)(4)
Leonard A. Girard             13,346(2)(4)
Joseph M. Hirko               12,630(2)(4)
All executive                203,929(5)
  officers and
Directors as a group
(21 persons)

---------------

(1) Includes shares under the Outside Directors' Stock Compensation Plan.

(2) Includes shares held in the Retirement Savings Plan as of December 31, 1994.

(3) Does not include 500 shares of Common Stock held by spouse for which beneficial interest is disclaimed.

(4) Includes shares held under the Performance Accelerated Restricted Stock Program.

(5) For executive officers not named above, shares reported include shares held in the Retirement Savings Plan and under the Performance Accelerated Restricted Stock Program as of December 31, 1994.

                        OUTSIDE DIRECTORS' COMPENSATION

     Compensation for nonemployee Directors in 1994 was an annual cash retainer of $20,000, plus an additional $2,500 for serving as Chair of a standing Board Committee. There are no additional per meeting fees. The retainers are paid quarterly in equal installments. In order to receive payment of the fourth quarter retainer installment, Directors are required to have attended at least 75 percent of the total of all (i) Board meetings, (ii) meetings of Board Committees on which the Director serves and (iii) individual or group meetings with the Chairman that the Chairman designates as applying toward the 75 percent test. All Directors received fourth quarter retainers.

     In addition to the cash retainers, each nonemployee Director participates in the Outside Directors' Stock Compensation Plan. Under the Plan, each nonemployee Director was granted, at Plan inception or upon election as a Director, $50,000 of Common Stock, one-fifth of which vests each year over the succeeding five-year period. Nonemployee Directors having fewer than five years of service remaining before retirement are granted $10,000 of stock for each remaining year, an equal portion of which will vest each year until retirement. Any shares that are not vested will be forfeited and returned to Portland General if the recipient ceases to be a nonemployee Director for any reason except death, in which case the shares scheduled to vest on the next anniversary date will vest immediately. Dividends paid on unvested shares are reinvested for each Director under the Portland General Dividend Reinvestment and Optional Cash Payment Plan, which is available to all common shareholders. Shares acquired through reinvested dividends are fully vested immediately to the Director. New grants to incumbent Directors will be made each five years unless the Board terminates the Plan. Upon the removal of a nonemployee Director from the Board of Portland General by shareholders during a current term of office and within three (3) years following a Change in Control (as defined on page 15), shares will vest up to the number that would have vested had the Director completed the current term of office. Mr. Willison was paid $3,959 for serving as Chair of a special Board committee.

     Nonemployee Directors may elect to defer up to 100 percent of their cash retainer to be paid during the year. Interest is credited at a rate equal to a three calendar month average of Moody's Average Corporate Bond Yield Index plus three percent. Deferred amounts may not be withdrawn from the Plan before retirement except for limited cases of hardship. Payments will be made in a lump sum, or in a series of monthly payments over a period of up to 15 years, in the event of death or retirement. Payments will be made in a lump sum in the event of a Change in Control (as defined on page 15). During 1994, the amount of interest credited under the Plan was $25,524 for Mr. Brix; $3,081 for Mr. Creighton; $26,237 for Mr. Hudson; $14,237 for Mr. McCain; $829 for Mr. Meyer; and $1,034 for Mr. Willison. Prior to their retirement from the Board on May 3, 1994, Mr. Clark and Mr. Roth were credited with $11,090 and $10,552 in interest, respectively.

     Nonemployee Directors participate in split-dollar arrangements which provide life insurance benefits of $200,000 for each Director. Portland General and the participant share the cost of the premium. However, Portland General advances to the participant his/her share of the premium and treats it as compensation. The participant's cost is thereby limited to the amount of tax owed on the income generated by the compensation advance. Upon surrender or cancellation of the policy, the participant is entitled to the balance of the cash value of the policy after Portland General has recovered its share of the premiums paid. In the event of a Change in Control (as defined on page 15), Portland General will release its collateral interest in the policies and pay each participant the amount required to maintain the level of death benefit provided under the policies. The amounts paid by Portland General for the Directors' share of the premiums in 1994 were $921 for Mr. McCain; $516 for Mr. Creighton; $424 for Ms. Booth and Mr. Brix; $396 for Mr. Hudson; $214 for Mr. Miller; $188 for Mr. Willison; $356 for Ms. Chambers; and $234 for Mr. Meyer. Prior to their retirement from the Board on May 3, 1994, $585 was paid for Messrs. Clark, Knudsen, and Roth.

     Nonemployee Directors who retire after 10 or more years of continuous service as a Director, or retire at age 70, receive a retirement benefit equal to a percentage of the greater of compensation actually received during the last 12 months of service or one-third of the compensation actually received in the last 36 months of service. The percentage is equal to five percent for each of the first 10 years of service, plus two and one-half percent for each additional year of service up to a maximum of 75 percent for 20 years or more of service. In the event a Director is removed from the Board within three years of a Change in Control (as defined on page 15), the Plan provides for immediate vesting, the crediting of additional years of service equal to those which would have been credited had the Director completed the term of service and a lump sum benefit payment within 60 days of removal.

                         HUMAN RESOURCES COMMITTEE AND
                  COMMITTEE UNDER THE LONG-TERM INCENTIVE PLAN
                        REPORT ON EXECUTIVE COMPENSATION

     The objective of the Company's executive compensation program is to provide competitive compensation which will attract, retain, and reward executives who are capable of helping Portland General and Portland General Electric Company ("PGE") achieve their business objectives. Compensation is both market based and performance driven. Total direct executive compensation consists of three components: base pay, annual incentives and long-term incentives. These executive pay programs are strongly linked to Company performance.

BASE PAY

     Annually, the Human Resources Committee ("Committee") reviews and recommends to the Board of Directors executive base pay for the Portland General and PGE executives named on page 11. Current market compensation for similar positions, Company performance and individual performance are reviewed by the Committee before setting executive compensation. The Committee uses market data from three different sources to assure that the compensation decisions for the named executive officers are competitive and fair. For the Chief Executive Officer ("CEO"), the PGE President, and the Vice President of Power Resources and Marketing, a Committee-selected group of 14 national electric utilities and utility holding companies is used as the market for making compensation decisions. These utilities, whose selection is annually affirmed by the Committee, are a subset of the Edison Electric Institute 100 Index of utilities utilized in the performance graph on page 13. These utilities were chosen based on their comparability, including historical performance records, to Portland General and its principal electric utility subsidiary, PGE. Compensation for the General Counsel is determined by reviewing the comparator group of 14 utilities and general utility industry data for the position. The comparator group of utilities is expanded to Edison Electric Institute's survey of over 100 utilities as the benchmark for setting the Chief Financial Officer's compensation. Actual base compensation varies above or below middle-of-the-market compensation depending upon corporate performance and the individual executive's long-term contributions to the Company's business. The CEO sets the compensation for executive officers other than the executive officers named on page 11. In making the compensation decision, factors of market data for each position, executive responsibilities, and individual and internal comparability are reviewed by the CEO.

     As a result of the Committee's review of the Company's 1993 earnings performance and the market compensation for a CEO of a utility of comparable size to the Company, the Committee adjusted the CEO's base pay upward to the fiftieth percentile effective January 1, 1994. For 1994, compensation for officers other than the CEO was also influenced by the expected strategic impact of the position in the coming year, 1993 performance and internal equity.

ANNUAL INCENTIVE COMPENSATION

     Annual incentive compensation is totally dependent upon performance under the Company's Annual Incentive Master Plan. The objectives of the plan are to provide competitive management compensation and stimulate and reinforce outstanding performance by participants to contribute substantially to the achievement of annual financial and strategic objectives of the Company. Superior performance is encouraged by setting the annual incentive pay opportunity at approximately the 75th percentile of compensation of the Edison Electric Institute's survey of over 100 utilities. In general, an award of annual incentive compensation is based on achieving a corporate financial goal and key corporate, strategic and individual goals. Any annual incentive compensation awards made are based on individual participant and Company achievement as measured against the established targets. The award is paid in cash.

     The 1994 annual incentive compensation program was designed to pay for good earnings performance. The 1994 award target range for the earnings goal was from one-half of the annual incentive pay opportunity when earnings per share are 90 percent of targeted earnings per share and up to two times the annual incentive pay opportunity for earnings per share at 120 percent of the targeted earnings per share. Both the Annual Incentive Program and the Company's broad-based employee incentive program incorporate a provision whereby no performance awards will be paid through these programs, regardless of individual goal achievement, unless the Company's earnings per share are at least equal to its common stock dividend.

     In 1994, awards for the CEO and PGE President were entirely dependent upon achieving targeted earnings per share. For the other named executive officers listed on page 11, 70 percent of annual incentive compensation was based on achieving the earnings per share goal and 30 percent was based on individual achievement of strategic goals. The strategic goals and weightings were: Senior Vice President, General Counsel and Secretary -- legal effectiveness and cost management, 35 percent; rates and regulatory affairs, 35 percent; corporate secretary and corporate governance responsibilities, 20 percent; implementation of management development program, 10 percent; Chief Financial
Officer -- strategic planning support; corporate finance; cost accounting/management reporting; management development and external reporting, without regard to weighting; Vice President, Power Resources and Marketing -- transition plan implementation, 50 percent; operations performance, 40 percent; personal fitness, 10 percent. Incentive compensation awards for achieving strategic goals for all other executive officers ranged from zero to one and one-half times the target strategic incentive compensation award.

     Earnings-per-share performance in 1994 was above target, resulting in the CEO receiving an award at 1.128 times the target award. Continued customer growth, nuclear cost savings, efficient use of PGE generating resources, and active wholesale marketing made positive contributions to 1994 earnings.

LONG-TERM INCENTIVE COMPENSATION

     The Company's 1990 Long-Term Incentive Master Plan ("LTIP") is designed to ensure executive focus on long-term shareholder value and Common Stock performance. The objective of the LTIP is to motivate executives to make decisions that will enhance the long-term financial performance of the business, thereby positively affecting the long-term total return to shareholders. The LTIP, approved by shareholders in 1991, permits the granting by the Committee under the LTIP ("LTIP Committee") of several different types of stock-based awards. Although the LTIP Committee is a separate committee from the Human Resources Committee, members are presently the same as the Human Resources Committee. To date, two types of awards -- Nonqualified Stock Options ("NQSO") and Performance Accelerated Restricted Stock -- have been granted to executive officers.

     The NQSO program will provide rewards to the executives only when the price of the Company's Common Stock increases above the price at which the executive has an option to buy the stock. The option price was set at fair market value at the date of the grant. NQSO grants may be exercised five years after the grant date. None of the named executive officers listed on page 11 have received NQSO grants since 1991.

     In 1993, the LTIP Committee retained an independent executive compensation consultant to explore and recommend a long-term incentive program for executives. Upon the recommendation of the consultant, the

LTIP Committee approved a Performance Accelerated Restricted Stock program for executive officers. The objectives of the Performance Accelerated Restricted Stock program are to focus management attention on building long-term shareholder and customer value by tying accelerated vesting to achievement of goals that are in the interests of those constituents and by increasing executive ownership of Common Stock. The risk of forfeiture inherent in the Performance Accelerated Restricted Stock program will also assist in retaining the management team. The stock granted under the Performance Accelerated Restricted Stock program vests seven years from the date of the grant, subject to certain forfeiture restrictions. Recipients of a Performance Accelerated Restricted Stock grant receive dividends on the stock starting with the first regular dividend after the grant date. Officers have received two grants under the program. To encourage executive focus on shareholder value, accelerated vesting will occur at the end of each of years three, four, and five as follows:

     (1) Accelerated vesting of 75 percent of the stock will occur if the Company's cumulative three-year total shareholder return is in the top 30 percent of approximately 90 national electric utilities. Nearly all of these 90 utilities are included in the Edison Electric Utilities 100 Index performance graph on page 13. Total shareholder return encompasses both stock price appreciation and reinvested dividends.

     (2) An additional 25 percent of the stock will vest if the cumulative three-year total shareholder return is met and, at the end of the second year of the cumulative three-year cycle, PGE's cost per kilowatt-hour is in the top 30 percent of lowest costs of approximately 33 Western regional investor-owned and public utility districts.

     In 1993, the CEO received a Performance Accelerated Restricted Stock award at the median of the Edison Electric Institute's trend line for the comparator group. Awards for the other named executive officers listed on page 11 were set as a percentage of the CEO's target. In 1994, the CEO's Performance Accelerated Restricted Stock award was increased to the 58th percentile to increase the CEO's ownership in the Company. Other officers received a reduced number of shares compared to the previous year, at the discretion of the LTIP Committee.

     To strengthen the focus on shareholder value, the LTIP Committee has adopted a policy whereby no Performance Accelerated Restricted Stock grants will be awarded in the event that the Annual Incentive Program's earnings per share goal is not achieved at the threshold level or greater for the previous year.

SUMMARY

     The goal of the Company's executive compensation program is to strengthen management focus on creating shareholder value by targeting base pay at the middle of the market and targeting annual and long-term compensation incentives above the middle of the market. Annual incentive targets for the CEO and the other executive officers are set at the 75th percentile of compensation of the Edison Electric Institute's survey of over 100 utilities. Long-term incentives are targeted between the median and 75th percentile of the comparator group for the CEO. The target for the other executive officers is set at the discretion of the Committee. Goals for incentive plans are established annually and are not tied to the one-year total shareholder graph shown on page 13. Base pay, annual incentives and long-term incentives all fluctuate depending upon Company performance. The CEO's annual incentive compensation and long-term incentive compensation represented 45 percent and 46 percent, respectively, of the CEO's base compensation in 1994.

PHILOSOPHY ON QUALIFYING COMPENSATION FOR DEDUCTIBILITY UNDER IRC SECTION 162(m)

     Qualifying compensation for deductibility under IRC Section 162(m) is one of many factors the Committee considers in determining executive compensation arrangements. Deductibility will be maintained when it does not conflict with overall compensation objectives. Present arrangements include the ability for executives to defer base salary and bonuses and the incorporation of a provision in the Performance Accelerated Restricted Stock agreement to ensure the corporate tax deductibility of the Performance Accelerated Restricted Stock awards.

HUMAN RESOURCES COMMITTEE AND LONG-TERM INCENTIVE PLAN COMMITTEE:

        Warren E. McCain, Chairman                       Jerome J. Meyer
        Gwyneth Gamble Booth                             Randolph L. Miller
        John W. Creighton

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Harrison is CEO of Portland General and PGE. He is also a Director and a nonvoting ex-officio member of the Human Resources Committee of each company. Mr. Reiten, President of PGE, is an executive officer and Director of both Portland General and PGE. Mr. Harrison did not participate in any discussions or decisions regarding his own compensation as an executive officer. He did participate in discussions, but not in any decisions, with regard to the compensation of the other named executive officers listed on page 11. The members of the Human Resources Committee are: Warren E. McCain, Gwyneth Gamble Booth, John W. Creighton, Jerome J. Meyer, and Randolph L. Miller.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the total compensation earned for each year ended December 31, 1994, 1993, and 1992 by the Chief Executive Officer and the four most highly compensated executive officers of the Company and PGE.

                                                                              LONG-TERM
                                                  ANNUAL COMPENSATION        COMPENSATION
                                                ------------------------   ----------------     ALL OTHER
                                                SALARY ($)     BONUS ($)   RESTRICTED STOCK   COMPENSATION
     NAME AND PRINCIPAL POSITION       YEAR        (1)            (1)       AWARDS ($)(2)        ($)(3)
-------------------------------------  ----     ----------     ---------   ----------------   -------------
Ken L. Harrison                        1994      $ 465,228     $ 198,096       $202,500          $57,500
  Chairman of the Board and            1993        438,719       178,472        200,000           56,010
  Chief Executive Officer              1992        385,776       249,882              0           72,205
Richard G. Reiten                      1994        311,340       118,050        118,125           23,152
  President, PGE                       1993        280,357       103,740        160,000           25,357
                                       1992        264,831       132,750              0           34,950
Leonard A. Girard                      1994        205,000        68,889         50,625           35,641
  Senior Vice President,               1993        200,000        70,386        120,000           28,273
  General Counsel, and Secretary       1992        185,000        96,311              0           44,031
Joseph M. Hirko                        1994        183,027        63,363         67,500           20,063
  Vice President, Chief Financial
     Officer,                          1993        174,447        58,029        120,000           16,800
  Chief Accounting Officer, and
     Treasurer                         1992        160,740        65,548              0           27,792
Richard E. Dyer                        1994        180,833        52,061         50,625           12,386
  Vice President, Power Resources      1993        158,549        43,203        120,000           19,362
  and Marketing, PGE                   1992        129,253        44,008              0           18,953

---------------

(1) Amounts shown include cash compensation earned and received by the executive officer, as well as amounts earned but deferred at the election of the officer. Years 1992 and 1993 adjusted to include amounts in lieu of unused vacation not previously reported.

(2) Restricted stock awards are valued at the closing price of $16.875 per share for the October 4, 1994 grant and at $20.00 per share for the December 6, 1993 grant. The number and value of the aggregate restricted stock holdings for the officers listed in the Summary Compensation Table are outlined in the table below. Dividends on the restricted stock are paid to the officer as declared. The seven-year vesting period can be accelerated by the achievement of performance goals, as discussed in the Report on Executive Compensation on page 7. In the event of a change in control, all nonvested shares immediately vest. Aggregate restricted stock holdings are valued at $19.25 per share, the closing price of the Common Stock on December 30, 1994.

                                                 AGGREGATE SHARES(#)      VALUE($)
                                                 --------------------     ---------
                Ken L. Harrison................         22,000            $ 423,500
                Richard G. Reiten..............         15,000              288,750
                Leonard A. Girard..............          9,000              173,250
                Joseph M. Hirko................         10,000              192,500
                Richard E. Dyer................          9,000              173,250

(3) The table below includes 1994 amounts shown in this column: (i) Company-paid split dollar insurance premiums; (ii) the dollar value of life insurance benefits as determined under the SEC methodology for valuing such benefits;
    (iii) Company contributions to the Retirement Savings Plan and Management Deferred Compensation Plan ("MDCP"); and (iv) earnings on amounts in the MDCP which are greater than 120 percent of the federal long-term rate which was in effect at the time the rate was set for 1994. Amounts in lieu of unused vacation previously included in this column are included in the Salary column.

                                 SPLIT DOLLAR     DOLLAR VALUE     CONTRIBUTIONS     ABOVE MARKET
                                  INSURANCE         OF LIFE        TO 401(K) AND     INTEREST ON
                                   PREMIUM         INSURANCE           MDCP              MDCP
                                 ------------     ------------     -------------     ------------
        Ken L. Harrison........     $1,360          $ 16,784          $16,901          $ 22,455
        Richard G. Reiten......      1,290               424           13,484             7,954
        Leonard A. Girard......      1,020            15,093           15,384             4,144
        Joseph M. Hirko........        300             6,960           10,476             2,327
        Richard E. Dyer........        680             1,698            9,103               905

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END (FY) OPTION VALUES

     The table below displays the number and value of options for the named executive officers. No options are presently exercisable.

                                        NUMBER OF UNEXERCISED OPTIONS     VALUE OF UNEXERCISED IN-THE-MONEY
                                         AT FY-END (#) EXERCISABLE/       OPTIONS AT FY-END ($) EXERCISABLE/
                 NAME                         UNEXERCISABLE(1)                     UNEXERCISABLE(2)
--------------------------------------  -----------------------------     ----------------------------------
Ken L. Harrison.......................            0/120,000                          $0/$420,000
Richard G. Reiten.....................            0/60,000                           $0/$210,000
Leonard A. Girard.....................            0/50,000                           $0/$175,000
Richard E. Dyer.......................            0/32,500                           $0/$121,250
Joseph M. Hirko.......................            0/30,000                           $0/$115,000

---------------

(1) Options were granted under Portland General's LTIP. No options have been granted to the named executive officers since 1991. Options granted in previous years were granted at fair market value. These options vest five years after the grant date and are exercisable for five years subsequent to vesting. In the event of a Change in Control, all remaining nonvested options will immediately vest.

(2) Value of unexercised in-the-money options is based on the difference between the Common Stock price of $19.25 on December 30, 1994 and the exercise option price.

                          FIVE-YEAR SHAREHOLDER RETURN

     The following graphs compare the cumulative five-year and the one-year total shareholder return of the Company on an indexed basis with the S&P 500 Stock Index and the EEI 100 Index of Investor-Owned Electrics, an index of 100 electric utilities prepared by Edison Electric Institute ("EEI"). The five-year line graph assumes an investment of $100 was made at the close of business on December 31, 1989 in the Company's Common Stock and in each index. Total return assumes reinvestment of dividends and is determined as of December 31 of each year.

                      CUMULATIVE TOTAL SHAREHOLDER RETURN
                                  1990 TO 1994


                                   [GRAPH]

COMPARISON OF FIVE-YEAR TOTAL RETURN

                                1989    1990    1991    1992    1993    1994
                                ----    ----    ----    ----    ----    ----
Portland General......          $100    $ 90    $ 85    $106    $125    $126
S&P 500...............           100      97     126     136     150     152
EEI 100 Electric......           100     101     131     141     156     138



                                   [GRAPH]

ONE-YEAR TOTAL RETURN


Portland General......          $100
S&P 500...............           101
EEI...................            88



A list of the electric utilities included in the EEI Index will be provided upon request to the Shareholder Services Department, 121 SW Salmon Street, Portland, Oregon 97204.

                      EXECUTIVE ANNUAL RETIREMENT BENEFIT

     Estimated annual retirement benefits payable upon normal retirement at age 65 for the executive officers named in the table on page 11 are shown in the table below. Amounts in the table reflect payments from the Portland General Pension Plan and Supplemental Executive Retirement Plan ("SERP") combined.

                               PENSION PLAN TABLE
                      ESTIMATED ANNUAL RETIREMENT BENEFIT
                         STRAIGHT-LIFE ANNUITY, AGE 65

                                   YEARS OF SERVICE
FINAL AVERAGE         ------------------------------------------
EARNINGS OF:             15               20              25+
-------------         --------         --------         --------
  $ 125,000           $ 56,250         $ 65,625         $ 75,000
    150,000             67,500           78,750           90,000
    175,000             78,750           91,875          105,000
    200,000             90,000          105,000          120,000
    225,000            101,250          118,125          135,000
    250,000            112,500          131,250          150,000
    300,000            135,000          157,500          180,000
    400,000            180,000          210,000          240,000
    450,000            202,500          236,250          270,000
    500,000            225,000          262,500          300,000

     Compensation used to calculate benefits under the combined Pension Plan and SERP is based on a three-year average of base salary and bonus amounts earned (the highest 36 consecutive months within the last 10 years), as reported in the Summary Compensation Table on page 11. SERP participants may retire without age-based reductions in benefits when their age plus years of service equals 85. Surviving spouses receive one half the participant's retirement benefit from the SERP plus the joint and survivor benefit, if any, from the Pension Plan. In addition to the aforementioned annual retirement benefit, an additional temporary Social Security Supplement is paid until the participant is eligible for Social Security retirement benefits. Retirement benefits are not subject to any deduction for Social Security.

     The executive officers named in the table on page 11 have had the following number of service years with the Company: Ken L. Harrison, 20; Richard G. Reiten, 9; Leonard A. Girard, 7; Richard E. Dyer, 28; Joseph M. Hirko, 15. Under the Company's SERP, the named executives are eligible to retire without a reduction in benefits upon attainment of the following ages: Ken L. Harrison, 59; Richard G. Reiten, 62; Leonard A. Girard, 62; Richard E. Dyer, 55; Joseph M. Hirko, 55.

CHANGE IN CONTROL SEVERANCE AGREEMENT

     Each of the executive officers named in the table on page 11 has entered into an agreement under which payments will be made upon his termination (unless for death, disability, or cause) or resignation (following a change in or ability to perform his authority or duties) within three years of a Change in Control of Portland General or PGE. The amount payable under the agreement is equal to 2.99 times the individual's average compensation over the prior five years reduced by any amounts paid under the Change in Control provisions of certain other benefit plans in which the individual participates, which could result in no payment under these agreements. Any benefit payable would be made 30 days following the date of termination or resignation. The definition of Change in Control for these agreements is the same as described below, with the addition of the following:

          The stockholders of Portland General or Portland General Electric approve a merger or consolidation of Portland General or Portland General Electric with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of Portland General or Portland General Electric outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80 percent of the combined voting power of the voting securities of Portland General or Portland General Electric or any surviving entity outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of Portland General or Portland General Electric (or similar transaction) in which no person acquires more than 30 percent of the combined voting power of Portland General's or Portland General Electric's then outstanding securities; or

          The stockholders of Portland General or Portland General Electric approve a plan of complete liquidation of Portland General or Portland General Electric or an agreement for the sale or disposition by Portland General or Portland General Electric of all or substantially all of Portland General's or Portland General Electric's assets.

DEFINITION OF CHANGE IN CONTROL

     Change in Control occurs if:

          (a) any person or group becomes the beneficial owner of more than 30 percent of the then outstanding voting stock of Portland General, otherwise than through a transaction arranged by, or consummated with the prior approval of, the Board of Directors, or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors (and any new Director whose election by the Board or whose nomination for election by the stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16 of the Securities Exchange Act of 1934 requires Portland General's Directors and executive officers and persons who own more than 10 percent of a registered class of Portland General's equity securities to file various reports with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange concerning their holdings of, and transactions in, securities of Portland General. Copies of those filings must be furnished to the Company.

     Portland General offers assistance to its Directors and executive officers in meeting their obligations under Section 16 with regard to information concerning the applicable law and the completion and filing of the required reports.

     Based on a review of the copies of the reports received by Portland General and written representations from certain reporting persons that they have complied with the relevant filing requirements, Portland General believes that all filing requirements applicable to its Directors and executive officers were complied with as of December 31, 1994, except for two late filings by Mr. Calvert Knudsen with regard to transactions that took place following his retirement as Director.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Arthur Andersen LLP has served in the capacity of independent public accountants for Portland General and its subsidiaries for many years. Services rendered during 1994 in connection with their audit function included the examination of annual financial statements, review of unaudited quarterly financial information, and consultation in connection with filing certain reports with the Securities and Exchange Commission and other governmental and regulatory agencies.

                          RATIFICATION OF APPOINTMENT
                       OF INDEPENDENT PUBLIC ACCOUNTANTS

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Arthur Andersen LLP as independent public accountants for the year 1995. Such appointment is proposed for ratification by the shareholders. In the absence of contrary instructions, it is the intention of the persons named in the proxy to vote such proxy FOR ratification. If the reappointment is not ratified, the Audit Committee and the Board of Directors will consider such vote in subsequent appointments.

     A representative of Arthur Andersen LLP plans to attend the Annual Meeting of Shareholders. The representative will have an opportunity to make a statement if so desired and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE
APPOINTMENT.

                              SHAREHOLDER PROPOSAL

     Mr. Emil Rossi, PO Box 249, Boonville, California 95415, holder of 1,933 shares of Common Stock, has given notice that he will present the following proposal for action at the Annual Meeting:

PROPOSAL

          "The shareholders of Portland General request the Board of Directors take the necessary steps to amend the Company's governing instruments to adopt the following: Beginning on the 1996 Portland General fiscal year, the present auditing firm, Arthur Anderson, will be changed, and every four
     (4) years a new auditing firm will be hired."

     The shareholder's statement in support of the proposal is as follows:

          "I know of no other subject more important to share holders than to know that the figures on various reports from your Company are truthful, accurate, and honest. Any one who says auditors are always correct are living in a dream world. All one has to do is look at the recent savings and loan scandal.

          The reason we put term limits and have elections between two or more candidates is to keep them from getting entrenched. It is just natural when we are immune to go astray and do any bidding of management. Our forefathers who wrote the constitution knew this and incorporated checks and balances thru out our government. It is way past the time to put this check into our corporations. This proposal will do that."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

     This proposal would require Portland General to replace its independent public accounting firm every four years. Your Company believes that there is nothing to be gained by this proposal.

- Auditors, including Arthur Andersen LLP, rotate personnel regularly and, in accordance with rules of the Securities and Exchange Commission, rotate the engagement partner at least every seven years. This reduces the likelihood of too close a relationship between the auditor and management and provides for a "fresh look" by new personnel, while retaining the accounting firm's institutional knowledge and experience with the Company.

- Every three years public accounting firms, including Arthur Andersen LLP, undergo a review by another independent public accounting firm that critically evaluates its processes and procedures to ensure objectivity, independence and professional behavior.

- Auditing problems are much more likely to occur when auditors lack a solid base of experience with the Company's business, operations and systems. Rotating auditors is likely to result in poorer, not better audits.

- Rotating auditors is expensive. The Company would have to pay the considerable start-up and learning costs necessary for a new accounting firm to become familiar with the Company and its operations, procedures and systems. Those expenses would be repeated every four years. Moreover, efficiencies developed by the prior auditor would be lost, resulting in costly duplication of effort.

- Although not required to do so, for many years the Company has sought shareholder ratification of the appointment of its auditors. This offers you the opportunity to make your concerns known through your vote.

- The Company has an Audit Committee made up entirely of outside Directors. This Committee oversees the Company's relationship with the auditors and the auditing process. The Audit Committee regularly meets with Arthur Andersen LLP in private to address concerns, including objectivity.

     Your Company believes that the best way to ensure accurate, timely and independent audits by the Company's auditors is through oversight by the Audit Committee, not through mandatory rotation.

     For all of these reasons, the Board of Directors recommends that shareholders reject this proposal.

     Adoption of the proposal will require the approval of a majority of the shares of Common Stock voting on the proposal. In the absence of contrary instructions, it is the intention of persons named in the proxy to vote such proxy AGAINST the proposal.

               SHAREHOLDER PROPOSALS FOR THE 1996 ANNUAL MEETING

     Proposals of shareholders which may be proper subjects for inclusion in proxy material for the Annual Meeting of Shareholders to be held in 1996 must be received no later than December 1, 1995 and should be mailed to the Secretary of Portland General Corporation at the Company's principal executive office, One World Trade Center, 121 SW Salmon Street, Portland, Oregon 97204.

                                 OTHER MATTERS

     Under Portland General's Bylaws, in order to bring business before the Annual Meeting of Shareholders, written notice to the Secretary must be delivered or mailed and received at the Company's executive offices not more than 70 days nor less than 35 days prior to the Annual Meeting. However, if notice or public disclosure of the date of the Annual Meeting is made less than 50 days in advance, the notice to the Secretary must be received no later than 15 days after the announcement. If the Annual Meeting date is announced less than 15 days before the meeting, the notice must be received no later than the day before the Annual Meeting.

     The notice must (a) briefly describe the business to be presented and the reason for presenting it at the Annual Meeting, (b) state the name and address of the shareholder proposing the business, (c) state the class and number of shares of stock owned by the shareholder, and (d) describe any material interest the shareholder has in the business.

     For this 1995 Annual Meeting, notice must be received by no later than 15 days after the date of this Proxy Statement.

     Management is not aware of any business which may properly come before the meeting other than the matters listed in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement. If other matters should properly come before the meeting, the persons named in the proxy, or their substitutes, will vote the shares represented by the proxies, to the extent permitted by law, in accordance with their best judgment.

                                              By Order of the Board of Directors
                                                               LEONARD A. GIRARD
                                                          Senior Vice President,
                                                  General Counsel, and Secretary

Portland, Oregon
March 31, 1995

                    [MAP SHOWING LOCATION OF ANNUAL MEETING]

                         PORTLAND GENERAL CORPORATION
       One World Trade Center 121 S.W. Salmon Street Portland, OR 97204

                              COMMON STOCK PROXY
           THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and hereby appoints Gwyneth Gamble Booth, Peter J. Brix and Ken L. Harrison, or any of them as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Portland General Corporation held of record by the undersigned on March 14, 1995, at the Annual Meeting of Shareholders to be held on May 2, 1995, or any adjournment thereof.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

                                                         SEE REVERSE SIDE

                             FOLD AND DETACH HERE


                        ANNUAL MEETING OF SHAREHOLDERS
                     TUESDAY, MAY 2, 1995       1:30 P.M.




                              [MAP APPEARS HERE]




FOR ADDITIONAL DIRECTIONS TO THE MEETING, REFER TO PAGE 19 OF THE PROXY
STATEMENT.

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS, FOR PROPOSAL 2 AND AGAINST PROPOSAL 3.


1. Election of Class III Directors (terms expiring in 1998).

                                        FOR     AGAINST    ABSTAIN

        a. Gwyneth Gamble Booth         [ ]     [ ]        [ ]

        b. Peter J. Brix                [ ]     [ ]        [ ]

        c. John W. Creighton            [ ]     [ ]        [ ]

        d. Randolph L. Miller           [ ]     [ ]        [ ]


2. Ratification of the appointment of
   public accountants for the year
   1995.                                [ ]     [ ]        [ ]

3. Shareholder proposal to require new
   public accountants every four years. [ ]     [ ]        [ ]

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


_______________________________________________

_______________________________________________
SIGNATURE(S)                            DATE


                             FOLD AND DETACH HERE




                     PORTLAND GENERAL CORPORATION [LOGO]



Dear Shareholder:

        The Annual Meeting of Shareholders of Portland General Corporation will be held on May 2, 1995. Your vote is very important. We urge you to promptly SIGN, DATE, AND RETURN the above proxy card in the envelope provided.

                                                KEN HARRISON
                                                Chairman of the Board and
                                                  Chief Executive Officer